     As filed with the Securities and Exchange Commission on June 10, 1998

                                                            Registration No 333-
================================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC 20549
                                _______________
                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                                _______________

                 PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED
             (Exact Name of Registrant as Specified in its Charter)

          DELAWARE                                              54-1708481
(State or Other Jurisdiction of                             (I.R.S. Employer
Incorporation or Organization)                            Identification Number)

                 1700 OLD MEADOW ROAD, MCLEAN, VIRGINIA  22102
                   (Address of Principal Executive Offices)

                 PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED
                    TRESCOM INTERNATIONAL STOCK OPTION PLAN
                           (Full Title of the Plan)

                                 K. PAUL SINGH
                             1700 OLD MEADOW ROAD
                            MCLEAN, VIRGINIA  22102
                    (Name and Address of Agent for Service)

                                (703) 902-2800
         (Telephone Number, Including Area Code, of Agent for Service)
                                _______________
                        CALCULATION OF REGISTRATION FEE

=======================================================================================================================
                                                           PROPOSED             PROPOSED
   TITLE OF SECURITIES          AMOUNT TO BE           MAXIMUM OFFERING    MAXIMUM AGGREGATE        AMOUNT OF
    TO BE REGISTERED           REGISTERED (1)         PRICE PER SHARE (2)   OFFERING PRICE (2)  REGISTRATION FEE (3)
-----------------------------------------------------------------------------------------------------------------------
   Common Stock, par value        2,641 shares          $ 0.68                $    1,795.88        $    0.36
  $.01 per share
                                140,149 shares          $12.20                $1,709,817.80        $  341.96

                                  3,074 shares          $16.48                $   50,659.52        $   10.13

                                  3,074 shares          $17.49                $   53,764.26        $   10.75

                                196,163 shares          $19.52                $3,829,101.76        $  765.82

                                 30,735 shares          $28.52                $  876,562.20        $  175.31
-----------------------------------------------------------------------------------------------------------------------
    TOTAL                       375,836 shares                                $6,521,701.42        $1,304.34
=======================================================================================================================

(1) Pursuant to Rule 416(b) under the Securities Act of 1933, as amended (the "Securities Act"), there shall also be deemed covered hereby such additional securities as may result from anti-dilution adjustments under the Primus Telecommunications Group, Incorporated-TresCom International Stock Option Plan (the "Primus-TresCom Plan").
(2) Pursuant to Rule 457(h) under the Securities Act and estimated solely for the purpose of calculating the registration fee on the basis of the option exercise price with respect to outstanding options to purchase 375,836 shares of Common Stock.
(3) Previously paid in connection with the initial filing of Preliminary Proxy Material pursuant to Schedule 14(a) of the Securities Exchange Act of 1934, on March 19, 1998, forming a part of Registration Statement No. 333-51797 relating to the Merger. Accordingly, no registration fee is payable pursuant to Rule 457(a) under the Securities Act.

================================================================================

                                    PART I
             INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEM 1.   PLAN INFORMATION.

          *

ITEM 2.   REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

          *

___________________________
* All documents furnished to the participants in the Primus-TresCom Plan pursuant to Rule 428 contain the information required by Part I of Form S-8 under the Securities Act, and are on file at the Registrant's principal executive offices.



                                    PART II
              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents which have been filed by Primus Telecommunications Group, Incorporated (the "Registrant" or the "Company") with the Securities and Exchange Commission (the "Commission") are incorporated by reference into this Registration Statement:

     (a) Annual Report on Form 10-K for the fiscal year ended December 31, 1997 (as amended on Form 10-K/A on April 30, 1998).

     (b) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1998.

     (c) The Company's Current Reports on Form 8-K dated November 3, 1997 (as amended on Form 8-K/A on January 5, 1998 and January 7, 1998); Current Report on Form 8-K dated February 6, 1998 (as amended on Form 8-K/A on February 6, 1998); Current Report on Form 8-K dated April 10, 1998; and Current Report on Form 8-K dated April 23, 1998 (as amended on Form 8-K/A on April 23, 1998).

     (d) The description of the Common Stock contained in the Company's Registration Statement on Form 8-A filed with the Commission, including any amendments or reports filed for the purpose of updating such description.

     In addition, all documents filed subsequent to the date of this Registration Statement pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.

ITEM 4.   DESCRIPTION OF SECURITIES.

     The Common Stock, which is the class of securities offered pursuant to this Registration Statement, is registered under the 1934 Act.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

     The validity of the shares of Common Stock offered hereby is being passed upon for the Company by Pepper Hamilton LLP, Philadelphia, Pennsylvania. Mr. John DePodesta, "of counsel" to Pepper Hamilton LLP, is a director and an Executive Vice President of the Company, and the beneficial owner of 320,136 shares of Common Stock.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of the Delaware General Corporation Law (the "DGCL") permits each Delaware business corporation to indemnify its directors, officers, employees and agents against liability for each such person's acts taken in his or her capacity as a director, officer, employee or agent of the corporation if such actions were taken in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action, if he or she had no reasonable cause to believe his or her conduct was unlawful. Article X of the Company's Amended and Restated By-Laws provides that the Company, to the full extent permitted by
Section 145 of the DGCL, shall indemnify all past and present directors or officers of the Company and may indemnify all past or present employees or other agents of the Company. To the extent that a director, officer, employee or agent of the Company has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in such Article X, or in defense of any claim, issue or matter therein, he or she shall be indemnified by the Company against actually and reasonably incurred expenses in connection therewith. Such expenses may be paid by the Company in advance of the final disposition of the action upon receipt of an undertaking to repay the advance if it is ultimately determined that such person is not entitled to indemnification.

     As permitted by Section 102(b)(7) of the DGCL, Article 11 of the Company's Amended and Restated Certificate of Incorporation provides that no director of the Company shall be liable to the Company for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,

(iii) for the unlawful payment of dividends on or redemption of the Company's capital stock, or (iv) for any transaction from which the director derived an improper personal benefit.

     The Company maintains a policy insuring it and its directors and officers against certain liabilities, including liabilities under the Securities Act.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

     No restricted securities are being reoffered or resold pursuant to this Registration Statement.

ITEM 8.    EXHIBITS.

     Exhibit No.     Description
     -----------     -----------

       *3.1          Amended and Restated Certificate of Incorporation of the
                     Registrant.

       *4.1 Primus Telecommunications Group, Incorporated-TresCom International Stock Option Plan.

       *5.1          Opinion of Pepper Hamilton LLP.

      *23.1          Consent of Deloitte & Touche LLP.

      *23.2          Consent of Ernst & Young LLP.

      *23.3          Consent of Pepper Hamilton LLP (included in Exhibit 5.1).

      *24.1          Power of Attorney (see Signature Pages at pages 6 and 7).

     ___________________________
     *  Filed herewith.

ITEM 9.    UNDERTAKINGS.

     The undersigned registrant hereby undertakes as follows:

     (1) To file, during any period in which offers or sales are being made pursuant to this Registration Statement, a post-effective amendment to this registration statement:

           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act.

          (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

          (iii) To include any material information with respect to the Plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (i) and (ii) above do not apply if the
--------  -------
registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the 1934 Act that are incorporated by reference in this registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona
                                                                           ----
fide offering thereof.
----

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned registrant hereby also undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the 1934 Act (and, where applicable, each filing of an employee benefit Plan's annual report pursuant to Section 15(d) of the 1934 Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
                                               ---- ----

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                       SIGNATURES AND POWER OF ATTORNEY

     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in McLean, Virginia, on June 4, 1998.


                                    PRIMUS TELECOMMUNICATIONS GROUP,
                                     INCORPORATED


                                    By: /s/ K. Paul Singh
                                        ----------------------------------------
                                        K. Paul Singh
                                        Chairman of the Board, President
                                         and Chief Executive Officer



                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints K. Paul Singh and Neil L. Hazard, and each or any of them, his true and lawful attorney-in-fact and agents, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, or any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

/s/  K. PAUL SINGH            Chairman, President and Chief Executive        June 4, 1998
--------------------------    Officer (principal executive officer) and
K. Paul Singh                 Director

/s/  NEIL L. HAZARD           Executive Vice President and Chief             June 4, 1998
--------------------------    Financial Officer (principal financial
 Neil L. Hazard               officer and principal  accounting officer)

/s/  JOHN F. DEPODESTA        Executive Vice President, Law and              June 4, 1998
--------------------------    Regulatory Affairs and Director
John F. DePodesta

 /s/  HERMAN FIALKOV          Director                                       June 4, 1998
--------------------------
Herman Fialkov

 /s/  DAVID E. HERSHBERG      Director                                       June 4, 1998
--------------------------
David E. Hershberg

 /s/  JOHN PUENTE             Director                                       June 4, 1998
--------------------------
John Puente

                                      -6-